UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 23, 2026
PetMed Express, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-28827	65-0680967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
420 South Congress Avenue, Delray Beach, Florida 33445
(Address of principal executive offices) (Zip Code)
(561) 526-4444
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	PETS	NASDAQ
Preferred Stock Purchase Rights	N/A	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 23, 2026, 420 South Congress Avenue, LLC (the “Seller”), a wholly owned subsidiary of PetMed Express, Inc. (the “Company”), entered into a Commercial Contract and Addendum of Additional Terms with Redfearn Capital Acquisitions, LLC (the “Buyer”), pursuant to which the Seller agreed to sell to the Buyer the properties located at 410 and 420 South Congress Avenue, Delray Beach, Florida (collectively, the “Properties”) and agreed to consummate a leaseback transaction of the portion of the Properties currently occupied by the Company (collectively, the “Sale-Leaseback Transaction”). The Commercial Contract, as modified by the Addendum of Additional Terms, is referred to herein as the “Contract.”

Under the terms of the Contract, the Sellers agreed to sell to the Buyer the Properties (which includes the Company’s principal executive office) for an aggregate purchase price of $37.0 million. The Buyer is required to make an initial deposit of $0.5 million within three business days after the date of the Contract and another deposit of $1.7 million three business days after completion of the Due Diligence Period (as defined below). These deposits will be held in escrow and disbursed in accordance with the terms of the Contract.

The Buyer has up to 30 days from the date of the Contract (the “Due Diligence Period”) to test, analyze, survey, inspect, and investigate the Properties to determine whether the Properties are satisfactory to the Buyer, in the Buyer’s sole and absolute discretion. The Due Diligence Period may be extended by the Buyer under certain circumstances by up to 45 days. Prior to the expiration of the Due Diligence Period, the Buyer will deliver written notice to the Seller of the Buyer’s determination of whether or not the Properties are acceptable. If the Buyer delivers timely notice that the Properties are not acceptable, then the Buyer’s deposit will be returned to the Buyer and the Contract terminated. The Buyer’s failure to comply with this notice requirement will constitute acceptance of the Properties in their present “as is” condition. The Contract provides that the closing of the sale of the Properties (the “Closing”) will occur the date that is thirty days after the end of the Due Diligence Period. The Closing is subject to the satisfaction of certain customary closing conditions, including negotiation of the Lease (as defined below). The Contract contains certain representations, warranties, covenants, obligations, conditions, indemnification obligations and termination provisions which are customarily found in real estate sale-leaseback transactions.

The Contract provides that, at the Closing, the Company, as tenant, and the Buyer, as landlord, will enter into a lease agreement, in form and substance to be negotiated in good faith by the Seller and the Buyer during the Due Diligence Period (the “Lease”) for 100,519 square feet of space at the Property currently occupied by the Company (i.e., 420 South Congress Avenue, Delray Beach, Florida) (the “Company Property”). In the Addendum of Additional Terms included in the Contract (the “Addendum”), the Seller and the Buyer agreed that the Lease will include the following terms: (a) the term of the Lease will commence on the date of the Closing and expire 120 months thereafter; (b) the base rent will be $15.25 per square foot for the first year of the term and such base rent will increase by 3.5% per annum thereafter; (c) the Lease will include three consecutive five year extension options exercisable by the Company, with base rent for the first year of each extension period to be determined based on fair market value and such base rent will increase by 3.5% per annum thereafter (d) the Lease will be a triple-net multi-tenant lease, meaning that all costs and expenses associated with the Company Property, including, without limitation, the costs of operating, repairing and maintaining the Company Property (including, without limitation, real estate taxes, insurance, common area maintenance, repairs, and property management fees to be capped at 4% of gross rent of the property) will be passed through to the Company, as tenant; and (e) the Lease will provide for prepayment of the third year of base rent and a security deposit of one-year’s rent (which security deposit is subject to reduction in certain circumstances). The Seller and the Buyer agreed in the Addendum that the Lease will include operating expense exclusions that will be negotiated during lease negotiations and, as part of such exclusions, will include that capital improvements and reserves will be excluded. The Buyer must deliver its proposed form of Lease to the Seller within five business days following the date of the Contract, and the Lease must be agreed upon prior to the expiration of the Due Diligence Period and executed at Closing. In the event the Lease is not agreed upon prior to the expiration of the Due Diligence Period, then either the Seller or the Buyer may terminate the Contract.

The foregoing summary of the Contract (including the Addendum) is qualified in its entirety by reference to the full text of the Contract (including the Addendum), which is filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 7.01. Regulation FD Disclosure.

On July 23, 2026, the Company issued a press release announcing the Sale-Leaseback Transaction described in Item 1.01. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information, including Exhibit 99.1 referenced herein, is “furnished” and shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may be incorporated by reference in a filing by the Company under the Exchange Act only if and to the extent such subsequent filing specifically references the information herein as being incorporated by reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1Commercial Contract, dated July 23, 2026, by and between Redfearn Capital Acquisitions, LLC and 420 South Congress Avenue, LLC, a wholly-owned subsidiary of PetMed Express, Inc.

10.2Addendum of Additional Terms, dated July 23, 2026, by and between Redfearn Capital Acquisitions, LLC and 420 South Congress Avenue, LLC, a wholly-owned subsidiary of PetMed Express, Inc.

99.1Press Release dated July 23, 2026.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 23, 2026

PETMED EXPRESS, INC.
By:	/s/ Robert Lawsky
Name:	Robert Lawsky
Title:	General Counsel
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